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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
W.W. Grainger, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
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W.W. GRAINGER, INC.
100 Grainger Parkway, Lake Forest, Illinois 60045-5201
(847) 535-1000

    March 23, 2001

Dear Grainger Shareholder:

    The W.W. Grainger, Inc. 2001 annual meeting of shareholders will be held at our headquarters located at 100 Grainger Parkway, Lake Forest, Illinois (see map overleaf), on Wednesday, April 25, 2001, at 10 A.M. (CDT).

    We will report at the meeting on our operations and other matters of current interest. The Board of Directors and management cordially invite you to attend.

    The formal notice of the annual meeting and the proxy statement follow. Whether or not you plan to attend the meeting, please ensure that your shares are represented by giving us your proxy. You can do so by telephone, by Internet, or by signing and dating the enclosed proxy form and returning it promptly in the envelope provided.

                      Sincerely,

                      Richard L. Keyser
                      Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Peterson Rd.
137
Buckley Rd.
Milwaukee, Wis.
176
176
21
St. Mary's Rd.
Bradley Rd.
Fairfield Rd.
60/83
Town Line Rd.
60
GRAINGER
Gilmer Rd.
45
Riverwoods Rd.
I-94
Everett Rd.
21
Old McHenry Rd.
I-94
43
Skokie Hwy.
22
83
Half Day Rd.
22
Marriott Courtyard
Marriott Lincolnshire
Hawthorne Suite
12
Deerfield Rd.
83
Sanders Rd.
Lake Cook Rd.
I-94
41
Elmhurst Rd.
Milwaukee Ave.
Rand Rd.
Palatine Rd.
Palwaukee Airport
Palatine/Willow Rd.
53
Northwest Tollway
I-294
Waukegan Rd.
12
83
River/Mannheim Rd.
90
21
43
53
83
Chicago-O'Hare Int'l. Airport
12/45
I-190
72
14
100 Grainger Parkway
Town Line Rd.
60
Bradley Rd.
St. Mary's Rd.
94
Lake Forest
Waukegan Rd.
21
Everett Rd.
Vernon Hills
43
Milwaukee Ave.
Riverwoods Rd.
N

W.W. GRAINGER, INC.
2001 Annual Meeting of Shareholders
Wednesday, April 25, 2001 - 10 A.M. (CDT)

The Grainger Lake Forest Headquarters is located on the South side of Rt. 60 (Town Line Road) 1/4 mile West of Bradley/Riverwoods Road or 1/2 mile East of St. Mary's Road.

W.W. GRAINGER, INC.
100 Grainger Parkway, Lake Forest, Illinois 60045-5201
(847) 535-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 25, 2001

    The annual meeting of shareholders of W.W. Grainger, Inc. will be held at its offices at 100 Grainger Parkway, Lake Forest, Illinois (see map on previous page), on April 25, 2001, at 10 A.M. (CDT) for the following purposes:

  1.
  To elect ten directors for the ensuing year;

  2.
  To consider and act upon a proposal to ratify the appointment of Grant Thornton LLP as independent auditors for the year ending December 31, 2001;

  3.
  To consider and act upon a proposal to approve the 2001 Long Term Stock Incentive Plan; and

  4.
  To transact such other business as may properly come before the meeting and any adjournment thereof.

    The Board has fixed the close of business on March 5, 2001 as the record date for the meeting. Shareholders may vote either in person or by proxy.

    By order of the Board of Directors.

                      K. S. Kirsner
                      Corporate Secretary

Lake Forest, Illinois
March 23, 2001

W.W. GRAINGER, INC.
100 Grainger Parkway
Lake Forest, Illinois 60045-5201
(847) 535-1000

PROXY STATEMENT

INTRODUCTION

What is the purpose of the proxy statement?

    This proxy statement relates to Grainger's 2001 annual meeting of shareholders to be held on April 25, 2001 and any adjournment of that meeting. It contains information intended to help you make your voting decisions. We are sending the proxy statement to you because Grainger's Board of Directors is soliciting your proxy to vote your shares at the meeting. The mailing of the proxy statement and other proxy soliciting material to you and other shareholders began on or about March 23, 2001.

What matters are scheduled to be presented?

  •
  The election of ten directors;
  •
  A proposal to ratify the appointment of Grant Thornton LLP as Grainger's independent auditors for the year ending December 31, 2001; and
  •
  A proposal to approve the 2001 Long Term Stock Incentive Plan.

Who is entitled to vote?

    Holders of shares of common stock outstanding on Grainger's books at the close of business on March 5, 2001, the record date for the meeting, may vote. There were 93,922,529 shares of common stock outstanding at that time.

How many votes do I have?

    In the election of directors you have the right to cumulative voting. This means that you have a number of votes in the election equal to the number of shares you own times the number of directors being elected. You may direct that your votes be cast for one nominee or be apportioned among two or more of them.

    In any matter other than the election of directors, each of your shares is entitled to one vote.

What if I don't indicate my voting choices?

    If Grainger receives your proxy in time to permit its use at the meeting, your shares will be voted in accordance with the instructions you indicate. If no instructions are indicated, your shares will be voted as recommended by Grainger's Board. More particularly, your shares will be voted FOR the election of the director nominees, FOR the proposal to ratify the appointment of independent auditors, and FOR the proposal to approve the 2001 Long Term Stock Incentive Plan.

How does discretionary voting apply?

    Grainger is not aware of any matter not described in this proxy statement that will be presented for consideration at the meeting. If another matter is properly presented and your proxy does not withhold discretionary authority, your shares will be voted on the matter in accordance with the judgment of the person or persons voting the proxy.

May I revoke my proxy?

    You may revoke your proxy at any time before the voting at the meeting. You can do so in one of the following ways:

  1.
  Deliver to Grainger's Corporate Secretary written notice that you are revoking your proxy; or

  2.
  Give another proxy with a later date (which can be done by telephone, by Internet, or by delivering a signed written proxy); or

  3.
  Vote in person at the meeting.

What does it mean if I receive more than one proxy statement and request for a proxy?

    Your shares are probably registered in different ways or are in more than one account. Please respond to all of the proxy requests to ensure that all your shares are voted.

What constitutes a quorum at the meeting?

    A quorum is necessary for valid action to be taken at the meeting. The presence in person or by proxy of a majority of the shares entitled to vote at the meeting constitutes a quorum. Your shares will be present by proxy and count towards the quorum if you give us your proxy by telephone, by Internet, or by signing, dating, and returning a proxy form.

Who pays the costs of soliciting proxies?

    Grainger will pay all the costs of soliciting proxies. Brokerage firms, custodians, nominees, fiduciaries, and other intermediaries are being asked to forward the proxy soliciting materials to beneficial owners of Grainger common stock and to obtain their authority to give proxies. Grainger will reimburse these intermediaries for their reasonable expenses in doing so.

    In addition to mailing proxy soliciting materials, proxies may be solicited personally or by telephone or other means by Grainger's directors, officers, and regular employees. They will not receive additional compensation for these services, other than normal overtime pay, if applicable. Representatives of Grainger's transfer agent may also solicit proxies. Grainger additionally has employed D.F. King & Co., Inc. to help solicit proxies and will pay that firm approximately $5,500 for its services, plus reasonable costs and expenses.

How do I submit a shareholder proposal or nominate a director?

    If you wish to have a shareholder proposal included in Grainger's proxy soliciting material for the 2002 annual meeting of shareholders, please send a notice of intent to submit the proposal at that meeting to Grainger's Corporate Secretary at our headquarters. The notice, including the text of the proposal, must be in writing, signed, and in compliance with the proxy rules of the Securities and Exchange Commission (SEC). Grainger must receive the notice no later than November 24, 2001 for the proposal to be considered for inclusion in the proxy soliciting material for the meeting.

    Grainger's by-laws require written notice concerning the submission of a proposal or the nomination of a person for election as a director (other than a submission or nominee at the Board's direction) at a meeting of shareholders. For the proposal or nomination to be proper, the notice must contain certain information about the proposing or nominating shareholder, and the proposal or nominee, as the case may be. For the submission of a proposal, the notice must be furnished generally not less than 90 days and not more than 120 days before the anniversary date of the last year's annual meeting. For a nomination, the notice must be furnished no later than the date calculated in accordance with the SEC notice requirements referred to in the preceding paragraph. A copy of the by-laws may be obtained free of charge on written request to Grainger's Corporate Secretary at our headquarters.

ELECTION OF DIRECTORS

    Grainger's directors are elected each year at the annual meeting. Ten directors will be elected at this year's annual meeting. The directors will serve until the 2002 annual meeting of shareholders and their successors have been elected and qualified.

    Directors are elected by a plurality of the votes cast in the election. Broker non-votes and directions to withhold authority will not count as votes cast in the election.

    If any of the nominees mentioned below should be unavailable for election, a circumstance which is not expected, the person or persons voting your proxy may exercise discretion to vote for a substitute selected by the Board.

    All of the nominees are currently directors. Mr. Jere D. Fluno is retiring from the Board and not standing for re-election at the meeting. Mr. Fluno, whose service to Grainger spans a period of over 31 years, including 26 as a director, will long be remembered for his invaluable contributions and for the key role he has played in Grainger's growth and development.

    The nominees have provided the following information about themselves. Unless otherwise indicated, each of the nominees has served for at least the past five years in the principal business position currently or most recently held.

Brian P. Anderson, age 50, is Senior Vice President and Chief Financial Officer of Baxter International Inc., a global medical products and service company that focuses on critical therapies for life-threatening conditions. Prior to assuming these positions in 1998, he served as Baxter's Vice President, Finance, a position assumed in 1997 after serving as Corporate Controller of Baxter. Previously, Mr. Anderson served as Baxter's Vice President, Corporate Audit. Before joining Baxter in 1991, he was a partner in the international accounting firm of Deloitte & Touche. Mr. Anderson is also a director of the Chicago Botanical Gardens. He was first elected a director of Grainger in 1999 and is a member of the Audit Committee and the Compensation Committee.

Wilbur H. Gantz, age 63, retired in 2000 as Chairman and Chief Executive Officer of PathoGenesis Corporation, a biopharmaceutical company that developed and marketed drugs for infectious diseases. He is also a director of The Gillette Company, Harris Bankcorp, Inc., Harris Bankmont, Inc., and Harris Trust and Savings Bank. Mr. Gantz was first elected a director of Grainger in 1985 and is Chairman of the Audit Committee.

David W. Grainger, age 73, is the Company's Senior Chairman of the Board, a position assumed in 1997 after serving as Chairman of the Board. He was the Company's Chief Executive Officer until 1995. Mr. Grainger joined the Company in 1952 and was first elected a director of the Company in 1953.

Richard L. Keyser, age 58, is Grainger's Chairman of the Board, a position assumed in 1997, and Chief Executive Officer, a position assumed in 1995. Previously, he served as Grainger's President and Chief Operating Officer. Mr. Keyser is also a director of Rohm and Haas Company. He joined Grainger in 1986 and was first elected a director in 1992.

John W. McCarter, Jr., age 63, is President and Chief Executive Officer of The Field Museum of Natural History, a position assumed in 1996. He served as Senior Vice President of Booz, Allen & Hamilton Inc., a management consulting firm, until 1997. Mr. McCarter is also a director of A.M. Castle & Co. and HT Insight Funds, Inc. and a trustee of Harris Insight Funds Trust. He was first elected a director of Grainger in 1990 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

Neil S. Novich, age 46, is Chairman, President, and Chief Executive Officer, as well as a director, of Ryerson Tull, Inc., the largest metal distributor and processor in North America. He became Chairman in 1999 and President and Chief Executive Officer in 1996. Previously, Mr. Novich served as Ryerson Tull's President and Chief Operating Officer. Before joining Ryerson Tull in 1994 as Chief Operating Officer, he was a director of Bain & Company, an international management consulting firm, and the head of that firm's Distribution and Logistics Practice. Mr. Novich is also a director of MetalSite, L.P. He was first elected a director of Grainger in 1999 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

James D. Slavik, age 48, is Chairman and President, as well as a director, of Mark IV Capital, Inc., an investment company dealing in real estate and corporate investments. Until 1987, he served as an investment real estate broker of Coldwell Banker Commercial Real Estate Services, a real estate brokerage company. Mr. Slavik is also a director of Mountain Capital Corporation and Ejets.com, Inc. He was first elected a director of Grainger in 1987 and is Chairman of the Board Affairs and Nominating Committee.

Harold B. Smith, age 67, is Chairman of the Executive Committee and a director of Illinois Tool Works Inc., a manufacturer and marketer of engineered components and industrial systems and consumables. He is also a director of Northern Trust Corporation and a trustee of Northwestern Mutual Life Insurance Company. Mr. Smith was first elected a director of Grainger in 1981 and is a member of the Audit Committee and the Board Affairs and Nominating Committee.

Fred L. Turner, age 68, is Senior Chairman and a director of McDonald's Corporation, a restaurant licensor. He joined McDonald's Corporation in 1956 and assumed his current position in 1990, after serving that company as Chairman of the Board and Chief Executive Officer. Mr. Turner is also a director of Aon Corporation and Baxter International Inc. He was first elected a director of Grainger in 1984 and is Chairman of the Compensation Committee.

Janiece S. Webb, age 47, is Senior Vice President of Motorola, Inc., a leading provider of electronic equipment, systems, components, and services produced for both U.S. and international markets, and the General Manager of its Internet Software and Content Group. Prior to assuming these positions in 1999, she served Motorola as Corporate Vice President and General Manager of its Internet Connectivity Solutions Group. Previously, Ms. Webb was a Corporate Vice President of Motorola and General Manager of the U.S. Markets Division of its Pan American Cellular Subscriber Group. She is also a director of OpenGrid, Inc. and Cellmania Inc. Ms. Webb first became a director of Grainger in 1995 and is a member of the Audit Committee and the Board Affairs and Nominating Committee.

MEETINGS AND COMMITTEES OF THE BOARD

    Six meetings of the Board were held in 2000. In addition, the directors acted once by unanimous consent during the year.

    The Board has three standing committees: Audit, Board Affairs and Nominating, and Compensation. Committee memberships are shown in the following table:

Board Affairs and Nominating
Name	Audit		Compensation

Brian P. Anderson	Member		Member

Wilbur H. Gantz	Chair

John W. McCarter, Jr.		Member	Member

Neil S. Novich		Member	Member

James D. Slavik		Chair

Harold B. Smith	Member	Member

Fred L. Turner			Chair

Janiece S. Webb	Member	Member

    The Audit Committee, which met four times in 2000, makes recommendations to the Board concerning the annual appointment of the independent auditors, reviews the annual audit plan, and reviews the results of the annual audit with the independent auditors. In addition, the Audit Committee reviews the adequacy of internal controls with both the independent auditors and Grainger's internal auditors, and has oversight responsibilities for various aspects of certain employee benefit plans.

    The Board Affairs and Nominating Committee, which met two times in 2000, makes recommendations regarding the make-up of the Board committees, makes periodic reviews with respect to senior management organization and corporate governance matters, and makes initial assessments regarding major issues or proposals. It also makes recommendations to the Board as to Board size, criteria for Board membership, and prospective nominees. The Board Affairs and Nominating Committee has not established any formal policy or procedure for considering nominees recommended by shareholders.

    The Compensation Committee, which met four times and acted once by unanimous consent in 2000, oversees Grainger's activities in the area of compensation and benefits (generally with regard to all employees and specifically with regard to officers) and reviews and makes recommendations concerning compensation-related matters to be submitted to the Board and/or shareholders for approval. The Compensation Committee also acts as the administration committee under various stock and incentive plans.

    A director who is not an employee of Grainger or any Grainger subsidiary is an alternate member of each Board committee of which the director has not been specifically appointed a member. An alternate committee member may serve for all purposes at a committee meeting in place of a specifically appointed member who is absent.

DIRECTOR COMPENSATION

    Directors who are not employees of Grainger or any Grainger subsidiary receive for their services (i) a retainer fee for serving on the Board of $35,000 per annum and (ii) a retainer fee for serving as chair of any Board committee at the rate of $4,000 per annum. They also receive a fee of $1,000 for each Board and Board committee meeting attended.

    The retainer fee for Board service is paid to non-employee directors in the form of an annual award under the Director Stock Plan of unrestricted shares of Grainger common stock. The number of shares is equal to the retainer fee divided by the fair market value of a share of Grainger common stock at the time of award, rounded up to the next 10-share increment. Non-employee directors may elect to receive their retainer fees for serving as chair of a Board committee and/or their Board and Board committee meeting attendance fees in the form of stock units under the Director Stock Plan. These stock units, each of which is intended to be the economic equivalent of a share of Grainger common stock, are settled in cash after termination of service as a director or upon a "change in control" of Grainger. In addition, Grainger reimburses travel expenses relating to service as a director.

    Non-employee directors additionally receive an annual stock option award under the Director Stock Plan to purchase shares of Grainger common stock. The number of shares covered by each option is equal to $90,000 divided by the fair market value of a share of Grainger common stock at the time of award, rounded up to the next 10-share increment. The per-share option exercise price is 100% of that value. The options are fully exercisable upon award and have a 10-year term. Upon death, disability, or retirement after age 70 or with at least five years of Board service, the options remain exercisable for six years, but in no case beyond the original option term. If Board service terminates under any other circumstance, the options may be exercised only during the first 90 days following the termination.

    Stock ownership guidelines are applicable to non-employee directors. These guidelines provide for director ownership, within five years after election, of Grainger common stock and common stock equivalents having a value of at least five times the annual retainer fee for serving on the Board. Failure to comply with the guidelines will result in ineligibility to receive awards of stock options under the Director Stock Plan until the guidelines are met. All directors subject to the guidelines are in compliance with them.

    Directors who are employees of Grainger or any Grainger subsidiary do not receive any retainer fees for Board or Board committee service, Board or Board committee meeting attendance fees, or stock options or stock units under the Director Stock Plan.

    In the ordinary course of business during 2000, Grainger and its subsidiaries engaged in various types of business transactions with, and with affiliates of, organizations with which Grainger directors are associated in their principal business occupations or otherwise. The transactions are not deemed material to any of the directors. Similar transactions, which are not expected to be material to any of the directors, are likely to occur in the future.

OWNERSHIP OF GRAINGER STOCK

    The table below shows how many shares of Grainger common stock the directors, the nominees, certain executive officers, and all directors and executive officers as a group beneficially owned as of March 5, 2001.

    Beneficial ownership is a term broadly defined by the SEC. In general, a person beneficially owns securities if the person, alone or with another, has voting power (the power to vote) or investment power (the power to sell) concerning the securities. Being able to acquire that power within 60 days, such as by exercising stock options, also results in beneficial ownership of securities. Unless otherwise indicated in the footnotes following the table, each of the named persons had beneficial ownership of the indicated number of Grainger shares by sole voting and investment power.

Beneficial Owner	Shares Beneficially Owned(1)	Option Shares Exercisable Within 60 Days(2)	Stock Units(3)	Total	Percentage of Common Stock(4)
David W. Grainger (5), (6), (7) 100 Grainger Parkway Lake Forest, IL 60045	10,102,383	-0-	-0-	10,102,383	10.8%
James D. Slavik (5), (8), (9), (10), (11), (12) 100 Bayview Circle Suite 4500 Newport Beach, CA 92660	7,932,842	7,590	5,668	7,946,100	8.5%
Brian P. Anderson	1,330	3,930	571	5,831	*
Donald E. Bielinski (13), (14)	57,860	107,220	-0-	165,080	*
Wesley M. Clark (13), (15)	40,000	62,860	-0-	102,860	*
Jere D. Fluno (13), (16)	177,200	173,480	-0-	350,680	*
Wilbur H. Gantz	10,730	7,590	9,408	27,728	*
Richard L. Keyser (13), (17)	114,200	233,740	-0-	347,940	*
P. Ogden Loux (13), (18)	24,590	77,640	-0-	102,230	*
John W. McCarter, Jr. (19)	9,530	7,590	3,968	21,088	*
Neil S. Novich	2,330	3,930	536	6,796	*
John A. Schweig (13)	21,000	64,740	-0-	85,740	*
Harold B. Smith (20)	41,530	7,590	5,668	54,788	*
Fred L. Turner	8,530	7,590	5,668	21,788	*
Janiece S. Webb (21)	8,292	7,590	3,603	19,485	*
Directors and Executive Officers as a group (13), (22), (23)	18,684,336	983,220	35,090	19,702,646	20.7%

1.
In some instances, shares are included as to which beneficial ownership has been disclaimed in reports filed with the SEC.
2.
In computing the percentage of shares owned by each person and by the group, these shares were added to the total number of outstanding shares for the separate calculations.
3.
Represents the number of stock units credited as of December 31, 2000 to the accounts of non-employee directors under the Director Stock Plan. Each stock unit is intended to be the economic equivalent of a share of Grainger common stock. These units are excluded from the computations of percentages of shares owned.

4.
An asterisk (*) indicates less than 1%.
5.
Messrs. Grainger and Slavik are known to be beneficial owners of more than 5% of Grainger's common stock.
6.
Includes 1,008,896 shares held by The Grainger Foundation Inc., a charitable foundation, as to which shares Mr. Grainger has shared voting and investment power.
7.
Includes 1,511,150 shares held by various family trusts, as to which shares Mr. Grainger has shared voting and investment power.
8.
Excludes 688 shares held by Mr. Slavik's wife, as to which shares Mr. Slavik disclaims voting or investment power.
9.
Includes 6,437,360 shares held by certain family-owned corporations, as to which shares Mr. Slavik has sole voting power and shared investment power.
10.
Includes 585,166 shares held by various family trusts, as to which shares Mr. Slavik has shared voting and investment power.
11.
Includes 146,996 shares held by various family trusts or as custodian for family members, as to which shares Mr. Slavik has sole voting and investment power.
12.
Includes 6,156 shares held by The James and Glenys Slavik Family Foundation, a charitable foundation, as to which shares Mr. Slavik has shared voting and investment power.
13.
Includes shares of restricted stock as follows: Mr. Bielinski, 40,000 shares; Mr. Clark, 40,000 shares; Mr. Fluno, 80,000 shares; Mr. Keyser, 100,000 shares; Mr. Loux, 20,000 shares; Mr. Schweig, 20,000 shares; and all directors and executive officers as a group, 412,000 shares. These shares, which are held under the 1990 Long Term Stock Incentive Plan, are not transferable and are subject to forfeiture during the restricted period.
14.
Includes 8,520 shares as to which Mr. Bielinski has shared voting and investment power with his wife.
15.
Excludes 4,000 shares held by Mr. Clark's wife, as to which shares Mr. Clark disclaims voting or investment power.
16.
Includes 88,600 shares as to which Mr. Fluno has shared voting and investment power with his wife.
17.
Includes 14,100 shares as to which Mr. Keyser has shared voting and investment power with his wife.
18.
Excludes 400 shares held by Mr. Loux's wife, as to which shares Mr. Loux disclaims voting or investment power.
19.
Includes 9,530 shares as to which Mr. McCarter has shared voting and investment power with his wife.
20.
Includes 32,000 shares as to which Mr. Smith has shared voting and investment power.
21.
Excludes 350 shares held by Ms. Webb's husband, as to which shares Ms. Webb disclaims voting or investment power.
22.
Includes 9,712,274 shares as to which members of the group have shared voting and/or investment power.
23.
Excludes 5,438 shares held by certain family members, as to which shares members of the group disclaim voting or investment power.

    The table below sets forth information concerning beneficial ownership of the Company's common stock as reported in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2001. Schedule 13G filers generally are institutional investors who acquire beneficial ownership of more than 5% of a public company's voting securities in the ordinary course of business without the purpose of changing or influencing control of the company.

Beneficial Owner	Shares Beneficially Owned		Percentage of Common Stock
Massachusetts Financial Services Company 500 Boylston Street Boston, MA 02116	8,360,471	*	8.9%

*
Includes 8,167,021 shares as to which sole voting power is claimed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires that Grainger's directors, executive officers, and 10% shareholders file with the SEC reports concerning their ownership, and changes in their ownership, of Grainger equity securities. Based on a review of copies of the reports provided to us during 2000 and representations of those persons, the Company believes that these filing requirements were met during the year.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

    The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities. The Audit Committee is composed solely of independent directors, as defined by New York Stock Exchange listing standards, and acts under a charter that was last amended by the Board on August 2, 2000. A copy of the charter is attached to this proxy statement as Appendix A.

    Management is responsible for the Company's internal controls and the financial reporting process. Grant Thornton LLP, the Company's independent auditors, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In performing these responsibilities, the Audit Committee reviewed and discussed the Company's audited consolidated financial statements with management and Grant Thornton LLP. The Audit Committee discussed with Grant Thornton LLP matters required to be discussed by the Statement on Auditing Standards No. 61 "Communication with Audit Committees." Grant Thornton LLP also provided to the Audit Committee the letter and written disclosures required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees" and the Audit Committee discussed with Grant Thornton LLP the matter of the firm's independence.

    Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission.

                      Wilbur H. Gantz (Chairman)
                      Brian P. Anderson
                      Harold B. Smith
                      Janiece S. Webb

                      Members of the Audit Committee
                      of the Board of Directors

EXECUTIVE COMPENSATION

Summary Compensation Information

    This table provides summary information about compensation paid to or accrued for the named executive officers for services during the years ended December 31, 2000, 1999, and 1998:

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position (at 12/31/2000)	Year	Salary	Bonus (1)	Grainger Restricted Stock Awards (2)	Other Restricted Stock Awards (3)	Stock Options (Shares)	All Other Compensation (4)
Richard L. Keyser Chairman of the Board and Chief Executive Officer	2000 1999 1998	$800,040 720,000 679,200	$403,220 194,400 678,521	-0- -0- -0-	-0- -0- -0-	113,170 65,160 46,000	$97,911 191,315 218,366
Donald E. Bielinski Group President	2000 1999 1998	$500,040 410,040 372,000	$210,016 92,258 298,411	$-0- -0- 1,089,375	$260,000 -0- -0-	54,200 33,710 17,540	$58,270 96,830 105,684
Wesley M. Clark Group President	2000 1999 1998	$500,040 410,040 372,000	$210,016 92,258 291,325	$-0- -0- 1,089,375	$130,000 -0- -0-	54,200 33,710 17,540	$58,270 95,860 105,684
P. Ogden Loux Sr. Vice President, Finance and Chief Financial Officer	2000 1999 1998	$348,000 330,000 300,000	$130,569 66,330 198,126	-0- -0- -0-	$32,500 -0- -0-	39,050 24,300 13,500	$40,699 72,126 81,976
John A. Schweig Sr. Vice President, Business Development and International	2000 1999 1998	$300,000 279,840 264,000	$85,679 42,815 159,319	-0- -0- -0-	$16,250 -0- -0-	20,980 12,500 9,920	$33,647 59,943 67,757

(1)
Includes amounts paid under annual cash incentive programs. Amounts shown with respect to 1999 do not reflect a special stock option award in 2000 with respect to 1999 performance.
(2)
Represents the value on the date of award of shares of restricted stock awarded under the 1990 Long Term Stock Incentive Plan. Shares of restricted stock have the same rights, including dividend and voting rights, as other shares of Grainger common stock. As of December 31, 2000, Messrs. Keyser, Bielinski, Clark, Loux, and Schweig held 100,000, 40,000, 40,000, 20,000, and 20,000 shares of restricted stock, having then-current market values of $3,650,000, $1,460,000, $1,460,000, $730,000, and $730,000, respectively. Scheduled vesting is in 2008 for the shares awarded in 1998 and in 2006 for the remaining shares, in all cases assuming continuation of employment. The 1990 Long Term Stock Incentive Plan provides for acceleration of vesting of all outstanding restricted stock in the event of the holder's death or disability or a "change in control" of Grainger. It also authorizes the Compensation Committee of the Board to accelerate vesting of outstanding restricted stock in cases of retirement or other termination of employment.
(3)
Represents the value on the date of award of restricted shares of Works.com, Inc. capital stock, of which 40,000, 20,000, 5,000, and 2,500 shares were awarded to Messrs. Bielinski, Clark, Loux,

  and Schweig, respectively. Shares of Works.com, Inc. capital stock were acquired by Grainger in connection with the combination of Grainger's OrderZone business with Works.com, Inc. Less than 0.5% of those shares were awarded by Grainger as restricted stock to certain Grainger employees who played a significant role in the transaction or who are in positions to contribute significantly to the success of the combined entity. The shares of restricted stock, which were outstanding as of December 31, 2000, are scheduled to vest no later than two years from the date of award, assuming continuation of employment with Grainger.

(4)
Represents amounts accrued under Grainger's non-contributory profit sharing plan, in which most Grainger employees participate, and the related supplemental profit sharing plan.

Stock Option Grants

    This table contains information about grants of stock options during the year ended December 31, 2000 to the named executive officers. The first stock option listed for each person was a special stock option granted with respect to 1999 performance.

Name	Options Granted (Shares)	Percentage of Total Options Granted to Employees in 2000		Exercise or Base Price (Per Share) (1)		Earliest Exercise Date (2)	Expiration Date	Grant Date Present Value (3)
Richard L. Keyser	20,100 80,930 12,140	1.03 4.13 0.62	% % %	$ $ $	42.8125 43.5000 43.5000	3/1/03 4/26/03 4/26/06	2/28/10 4/25/10 4/25/10	$277,782 1,111,978 166,804
Donald E. Bielinski	9,540 38,830 5,830	0.49 1.98 0.30	% % %	$ $ $	42.8125 43.5000 43.5000	3/1/03 4/26/03 4/26/06	2/28/10 4/25/10 4/25/10	131,843 533,524 80,104
Wesley M. Clark	9,540 38,830 5,830	0.49 1.98 0.30	% % %	$ $ $	42.8125 43.5000 43.5000	3/1/03 4/26/03 4/26/06	2/28/10 4/25/10 4/25/10	131,843 533,524 80,104
P. Ogden Loux	6,870 27,980 4,200	0.35 1.43 0.21	% % %	$ $ $	42.8125 43.5000 43.5000	3/1/03 4/26/03 4/26/06	2/28/10 4/25/10 4/25/10	94,943 384,445 57,708
John A. Schweig	4,430 14,390 2,160	0.23 0.74 0.11	% % %	$ $ $	42.8125 43.5000 43.5000	3/1/03 4/26/03 4/26/06	2/28/10 4/25/10 4/25/10	61,223 197,719 29,678

(1)
The per-share option exercise price equals the per-share closing price of Grainger common stock reported in the Composite Tape for New York Stock Exchange listed stocks for the business day before the date of grant.
(2)
All options were granted under the 1990 Long Term Stock Incentive Plan. Those options scheduled to become exercisable on April 26, 2006 are subject to accelerated vesting if specified performance goals are achieved.
(3)
The amounts shown are based on the Black-Scholes option pricing model. Material assumptions incorporated into this model in estimating the value of the options are consistent with those required by Statement of Financial Accounting Standards No. 123 (Accounting for Stock-Based Compensation) and include the following:

  a.
  Exercise prices based on 100% of the fair market values of the shares on the dates of grant.

  b.
  Expected term of 7 years.

  c.
  Interest rate of 6.63% in March 2000 and 6.40% in April 2000.

  d.
  Volatility of 20.13% for all grants.

  e.
  Dividend yield of 1.77% for all grants.

  The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

Stock Option Exercises and Holdings

    This table contains information about stock options exercised by the named executive officers during 2000 and the number of shares of Grainger common stock covered by, and the values of, outstanding stock options held by them at December 31, 2000.

			Number of Securities Underlying Unexercised Options at 12/31/2000 (3)		Value of Unexercised In-the-Money Options at 12/31/2000 (3)
Name	Shares Acquired on Exercise (1)	Value Realized (2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard L. Keyser	17,240	$556,528	187,740	224,330	$812,228	$0.00
Donald E. Bielinski	17,800	458,905	106,920	105,450	733,545	0.00
Wesley M. Clark	-0-	-0-	45,320	105,450	137,063	0.00
P. Ogden Loux	-0-	-0-	64,140	76,850	345,332	0.00
John A. Schweig	9,800	119,438	54,820	43,400	385,343	0.00

(1)
The figures shown are the numbers of shares covered by the exercised stock options.

(2)
The amounts shown are the differences between the per-share stock option exercise prices and fair market values of Grainger common stock on the dates of exercise, multiplied by the number of shares covered by the exercised stock options.

(3)
The exercisability of unexercisable stock options is accelerated upon the optionee's death, disability or retirement, or upon a "change in control" of Grainger. The dollar amounts shown are the differences between the per-share stock option exercise prices and the closing price of Grainger common stock on December 31, 2000 of $36.50 per share, as reported in the Composite Tape for New York Stock Exchange listed stocks, multiplied by the number of shares covered by the unexercised stock options.

Other Benefits

    The Executive Deferred Compensation Plan permitted participants selected by a committee of management to elect a salary reduction of between 5% and 15% (or more with special agreement) for up to four years. Under the related Plan Agreement, a participant is entitled to 180 monthly payments, commencing at age 65, in an annual amount that is based upon the amount of the salary reduction, the additional amount allocated by Grainger, and the number of years from deferment to normal retirement age. Reduced or increased payments are provided if the participant begins receiving payments before or after age 65, respectively. If Grainger reduces Plan benefits or terminates the Plan, or if there is a "change in control" of Grainger, various benefits are provided to the participant, ranging from a return of the amount of salary deferral plus interest to a lump-sum benefit equal to the present value of a projected payment stream. If a participant dies before retirement or before having received the full amount of the benefits, the balance will be paid to the participant's designated beneficiary. Although payment deferrals have not been permitted for several years, Messrs. Keyser and Bielinski and certain other key executives had elected to defer salary payments under the Plan for prior years. If Messrs. Keyser and Bielinski commence receiving payments under the Plan at age 65, their monthly payments would be $10,509 and $3,664, respectively.

    A committee of Grainger management determines participation in Grainger's Executive Death Benefit Plan. The beneficiary of a participant who dies while employed by Grainger is generally entitled to 120 monthly payments of 50% of the participant's monthly compensation, calculated on the basis of salary and target bonus under the applicable cash incentive program. An after-tax, lump-sum benefit approximating the participant's annual salary and annual target bonus under the applicable cash incentive program is payable to a participant's designated beneficiary upon death after retirement. In the event of a "change in control" of Grainger, the Plan assumes retirement on that date if the participant is then eligible for retirement (with the participant being credited with an additional three years of age and service for this purpose). The Plan then provides for a lump-sum payment of the present value of the post-retirement benefit on the basis of the participant's death at age 80. All of the named executive officers and certain other key executives participate in the Plan.

    Grainger has purchased and owns life insurance contracts to reduce its exposure relating to the Executive Deferred Compensation Plan and the Executive Death Benefit Plan.

    Grainger provides a separation benefit to certain full-time employees upon termination of employment (other than for cause) at age 55 or later with at least 15 years of service. This benefit is equal to one week's regular pay for each two full years of continuous employment accrued prior to December 31, 1984, with a maximum of 13 weeks' pay. Messrs. Keyser, Clark, Loux, and Schweig joined Grainger after December 31, 1984 and will not receive the separation benefit. Had he been eligible and terminated his employment as of the date of this proxy statement, Mr. Bielinski (who is not yet eligible because of age) would have received a separation benefit of $57,697.

    All of the named executive officers and certain other key executives have entered into Change In Control Employment Agreements with Grainger. Under each Agreement, the executive is entitled to certain benefits if, within a two-year period following a "change in control" of Grainger, (a) the executive's employment is terminated other than for "cause," (b) the executive terminates employment for "good reason," or (c) in the case of the named executive officers, the executive terminates employment for any reason within the 30-day period following the one-year anniversary of the "change in control." Benefits include a lump-sum payment generally equal to a multiple of the sum of (i) the executive's annual salary, (ii) the higher of the executive's target annual bonus or the average of the executive's last three annual bonuses, and (iii) in connection with Grainger's non-contributory profit sharing plans, a percentage of annual salary and bonus equal to the greater of (x) the highest percentage of covered compensation contributed by Grainger under the plans for any of the last three fiscal years or (y) 15%. The multiple mentioned above is three in the case of the named executive officers and two in the case of most of the other key executives. Benefits additionally include continuation of health and dental benefits for a number of years equal to the applicable multiple. Each

Agreement further provides that the executive is to be made whole on an after-tax basis with respect to excise tax due as a consequence of payments (whether or not under the Agreement) being classified as "parachute payments" under Section 280(g) of the Internal Revenue Code of 1986, as amended. In certain cases the lump-sum payment upon termination is limited under the Agreement to an amount below which this excise tax would be due.

    U.S. employees who have not entered into Change In Control Employment Agreements with Grainger are generally covered by a Change In Control Severance Policy. Under the Policy employees whose employment with Grainger is terminated other than for "cause" or who resign under certain circumstances within two years following a "change in control" of Grainger are entitled to certain benefits. These benefits are severance pay and continuation of health and dental benefits in amounts and for durations that are based upon years of service, pay, and other factors.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

    This report of the Compensation Committee of the Board (the "Committee") discusses the Company's compensation policy and programs for the Chairman and Chief Executive Officer and others who served as executive officers during the year.

    The Committee administers the Company's executive compensation programs and recommends to the Board the compensation for all executive officers. In this connection, the Committee considers information and data supplied by management and by an independent compensation and benefits consultant. All members of the Committee are non-employee directors.

Executive Compensation Policy

    The purposes of the executive compensation programs are to enable the Company to attract and retain qualified executives and to provide appropriate incentives, including equity incentives, to support the achievement of the Company's business goals. The overall program includes variable pay components which link total executive compensation to the creation of shareholder value over the long term.

    For purposes of the Company's total compensation objective, total compensation consists of base salary, cash incentive compensation, stock options, and benefits. When Company performance is at target, the Company's objective is to pay executive officers total compensation at least at the size-adjusted median of total compensation paid to executive officers by a representative group of companies that are considered to be relevant competitors for executive talent. All elements of recurring compensation are valued to determine the Company's posture relative to these comparator companies.

    Companies used for compensation comparison purposes are not the same as those in the industry indices used in the stock price performance graph to compare total shareholder return. The Company's "market" for executive talent reflects considerations in addition to industry consideration. The compensation comparator group used is representative of the types of major companies with whom the Company has historically competed for executive talent.

Base Salaries

    The Committee reviews base salaries annually. Adjustments to base salaries are determined based on an evaluation of the competitive market, individual performance, experience of the executive, and internal equity issues. After evaluating the competitive market, a merit increase program for all exempt employees was approved by the Committee for 2000. Salary adjustments for executive officers that were unrelated to promotions were consistent with these salary objectives.

Cash Incentives

    The Management Incentive Plan (MIP), in which executive officers and other key managers participate, provides for a cash incentive based on the achievement of three financial measures and performance under two key programs. MIP key programs for 2000 were designed to encourage management to focus on specific key imperatives. MIP financial measures for 2000 were gross profits, operating earnings, and economic earnings. These measures were chosen as they balance revenue growth with expense management and asset management. For 2000, the MIP was structured to provide an appropriate balance between short-term and long-term results and to equate the interests of management with those of the shareholders by providing incentive payments that correspond with long-term improvements in shareholder value.

    Target incentive awards under the MIP and similar programs are based on a review of competitive market practice and range from 10% to 90% of base salary. Actual MIP payments are a function of target incentive awards and the actual results achieved under the financial measures and the key programs. Certain of the Company's executive officers participated in the MIP only with respect to a part of their total incentive opportunity. With respect to the balance, these executive officers participated in cash incentive programs based on the performance of their respective business units.

    Results for 2000 were below plan on all financial measures and were below target for the key programs. These results translated to an incentive multiple that is below the target that was established. No special cash bonuses were awarded with respect to the year 2000.

    The Chairman and Chief Executive Officer participated in the Office of the Chairman Incentive Plan (OCIP) for 2000. OCIP bonuses, which are limited to an incentive fund determined by reference to the Company's reported net earnings, were calculated for the year on the same basis as cash incentives for most other executive officers were calculated.

Stock Options

    The annual stock option program is considered an important means of aligning the financial interests of executive officers and other key employees to the longer-term financial interests of the shareholders. Stock options are awarded at an option price not less than the fair market value of the underlying Company common stock on the date of award. The number of option shares awarded at each level in the organization under the program is designed to provide an economic value that is competitive with awards made by other companies to those with comparable jobs.

    In 2000, executive officers and substantially all other employees eligible for stock options also participated in a two-year stock option program focusing on the digital businesses. This program is designed to be an important means of aligning management with the achievement of a variety of Grainger's digital initiatives which are intended to strengthen the Company's leadership position in business-to-business MRO sales in the digital marketplace. The program provides for awards having option exercise prices equal to the fair market value of the underlying common stock on the date of the award and features performance-accelerated vesting.

Restricted Stock

    Effective in November 1996, the Company awarded restricted stock (generally subject to forfeiture if employment terminates before the end of a 10-year restricted period) to executive and other officers of the Company, in each case subject to the execution of a confidentiality and non-competition agreement with the Company. Similar awards and agreements have been granted to executives who have been promoted to or otherwise assumed eligible officer positions since the original award date. The objectives of the awards and agreements are to align more closely the interests of executives with those of shareholders, to protect proprietary Company information, to preserve the Company's competitive advantages, particularly in termination of employment situations, to provide a strong executive retention incentive, and to provide for executive continuity.

    In connection with the combination of the Company's OrderZone business with Works.com, Inc. during 2000, the Company awarded less than 0.5% of the Works.com shares received in the transaction to select Company employees. These employees were selected on the basis of having significantly contributed to the creation of OrderZone, their having significantly contributed to the combination, or their being in a position to contribute significantly to the success of the future relationship of Works.com and the Company. The shares were awarded as restricted stock with vesting scheduled for two years following the award, assuming continuation of employment with the Company. Among the employees who participated in the award were certain executive officers, not including the Chairman and Chief Executive Officer.

Stock Ownership Guidelines

    Ownership in Company stock can encourage executives to consider the shareholder impact of their decisions and to act to increase shareholder value. In this connection, the Company established stock ownership guidelines for its officers. The Chairman and Chief Executive Officer is required to achieve stock ownership of at least five times annualized base salary. The Group Presidents are required to achieve stock ownership of at least four times annualized base salary. Other officers are required to achieve stock ownership of at least three times or two times annualized base salary. These ownership guidelines must be met within three years after being named an officer. Officers who fail to achieve these ownership levels will not be eligible to receive any stock-based awards until such time as the ownership levels are again achieved. The Company believes that these ownership guidelines are important in aligning the interests of the executive officers of the Company and the shareholders.

Executive Death Benefits

    The death benefit component of the executive compensation programs consists of the Executive Death Benefit Plan, which is discussed in an earlier section.

Other Benefits

    Most other benefits, including profit sharing and various welfare benefits, provided to executives are comparable to those provided to the majority of salaried and hourly Company employees.

Deductibility of Executive Compensation

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to a public company for compensation over $1 million per fiscal year paid to the company's chief executive officer and its four other most highly compensated executive officers serving at the end of that year. Not subject to the deductibility limit, however, is compensation that qualifies as "performance-based" compensation. A Company objective is to maximize the deductibility of compensation under Section 162(m) to the extent doing so is reasonable and consistent with Company strategies and goals. Awards under the OCIP and gains on exercises of stock options awarded under the 1990 Long Term Stock Incentive Plan are considered to be "performance-based" compensation not subject to the Section 162(m) deductibility limit. The proposed 2001 Long Term Stock Incentive Plan has been designed so that gains on the exercise of stock options awarded under it would be similarly considered.

                      Fred L. Turner, Chairman
                      Brian P. Anderson
                      John W. McCarter, Jr.
                      Neil S. Novich

                      Members of the Compensation Committee
                      of the Board of Directors

COMPANY PERFORMANCE

    This stock price performance graph compares the cumulative total return on an investment in Grainger common stock with the cumulative total return of an investment in each of the S&P 500 Stock Index, the Dow Jones Electrical Components & Equipment Index, and the Dow Jones Industrial Services Index. It covers the period commencing December 31, 1995 and ending December 31, 2000. During 2000, Dow Jones modified certain of its indices. The modification resulted in Grainger being in the Industrial Services Index rather than in the Electrical Components & Equipment Index. The graph assumes that the value for the investment in Grainger common stock and in each index was $100 on December 31, 1995 and that all dividends were reinvested.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

    As recommended by the Audit Committee, the Board has appointed Grant Thornton LLP as Grainger's independent auditors for the year ending December 31, 2001. This appointment will be submitted for ratification at the meeting. Grant Thornton LLP and its predecessors have served as Grainger's independent auditors for approximately 60 years. Representatives of Grant Thornton LLP are expected to be present at the meeting to respond to appropriate questions of shareholders and to make any desired statements.

    During 2000, Grant Thornton LLP earned the following fees for the categories of services indicated:

Audit Fees	$494,900
Financial Information Systems Design and Implementation Fees	$–0-
All Other Fees	$179,310

    The Board recommends a vote FOR the proposal to ratify the appointment of independent auditors.

    Approval of the proposal requires the affirmative votes of a majority of the shares of Grainger common stock represented in person or by proxy at the meeting. Broker non-votes and abstentions will have the same effect as votes against the proposal. In the event the proposal is not approved, the Board will consider the negative vote as a mandate to appoint other independent auditors for the next year.

PROPOSAL TO APPROVE THE 2001 LONG TERM STOCK INCENTIVE PLAN

    Upon recommendation of the Board's Compensation Committee, the Board has adopted the 2001 Long Term Stock Incentive Plan (the "Plan"), subject to approval of the Plan by the shareholders.

    The Plan is generally similar to and is intended to succeed Grainger's 1990 Long Term Stock Incentive Plan, as amended (the "1990 Plan"). Like the 1990 Plan, the Plan provides for various types of stock-based incentives. The purposes of the Plan are to enable Grainger to attract and retain highly qualified executives and other employees, to advance the interests of Grainger by giving designated employees a stake in Grainger's future growth and success, and to strengthen the alignment of interests between those employees and Grainger shareholders.

Summary Description of the Plan

    The following summary of the principal features of the Plan is subject to and qualified in its entirety by the full text of the Plan, a copy of which is attached to this proxy statement as Appendix B.

    Number of Shares Available.  The Plan provides for the delivery of up to 6,000,000 shares of Grainger common stock in connection with awards. The awards ("Awards") may be stock options ("Options"), stock appreciation rights ("SARs"), shares of restricted stock ("Restricted Stock"), shares of Phantom Stock ("Phantom Stock"), shares of common stock ("Shares of Stock"), other stock-based awards ("Other Stock-Based Awards"), and other benefits ("Other Benefits"). The number of Shares of Stock and shares of Restricted Stock so delivered, however, may not exceed 10% of the total. In addition, the number of shares of Grainger common stock with respect to which Options or SARs may be granted to any one person may not exceed 600,000 in any calendar year.

    The 1990 Plan will continue to be used for future grants of stock-based incentives, as long as shares of Grainger common stock remain available under it.

    Administration.  The Plan will be administered by a committee of the Board of Directors (the "Committee"), consisting solely of non-employee directors. The Committee may delegate certain of its duties pursuant to the conditions and limitations it may establish. Subject to the provisions of the Plan, the Committee has sole and complete authority to determine (i) the individuals to whom Awards are granted ("Participants"), (ii) the types and amounts of Awards to be granted, (iii) the timing of grants, and (iv) the terms, conditions and provisions of the Awards, which may include, among others, the assumption of non-competition, non-solicitation, and confidentiality obligations by Participants, the performance of a minimum period of service by Participants, and the achievement of specified performance criteria or goals. Each Award shall be evidenced by a certificate, notice or agreement setting forth the particulars of the Award ("Agreement").

    The Committee also has final and binding authority to interpret and construe the Plan and all Agreements, to determine the content and form of all Agreements, and generally to determine all questions relating to Awards. If the Committee does not exist or cannot function for any reason, the Board may take any action that could be taken by the Committee.

    Participants.  All executive and other employees of Grainger and its subsidiaries are eligible to be selected to participate in the Plan. A "Subsidiary" is any corporation, partnership, joint venture, limited liability company, or other entity in which Grainger or any successor to Grainger directly or indirectly owns securities representing a majority of the aggregate voting power or profits interest. The selection of Participants from eligible persons is within the discretion of the Committee.

Types of Awards.

    The Plan provides that the Committee may grant Awards of various types. A description of each of the types of Awards follows.

    Options.  Options are not "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended. Options shall be exercisable at such times and be subject to such other terms, conditions, and provisions as the Committee may impose. No Option, however, may be exercisable more than ten years after the date on which it is granted. In addition, the per-share exercise price of an Option may not be less than 100% of the closing price of a share of Grainger common stock on the New York Stock Exchange, or any other national stock exchange on which Grainger common stock is traded, on the last preceding trading day on which Grainger common stock was traded ("Fair Market Value"). The per-share exercise price must be paid in full at the time of exercise. Unless the Committee determines otherwise, the exercise price may be paid (i) in cash, (ii) in shares of Grainger common stock already owned by the Participant, valued at the shares' Fair Market Value, (iii) through participation in a "cashless exercise" procedure involving a broker, or (iv) a combination of the foregoing.

    SARs.  SARs may be exercised at such times and be subject to such other terms, conditions, and provisions as the Committee may impose. SARs that are granted in tandem with an Option may only be exercised upon the surrender of the right to purchase an equivalent number of shares of Grainger common stock under the related Option and may be exercised only with respect to the shares of Grainger common stock for which the related Option is then exercisable. The Committee may limit the time of exercise of an SAR to specified periods, and may establish a maximum amount per share that will be payable upon exercise of an SAR. An SAR shall entitle the Participant to surrender any then exercisable portion of the SAR and, if applicable, the related Option. In exchange, the Participant would receive an amount equal to the product of (i) the excess of the Fair Market Value of a share of Grainger common stock on the date of surrender over the Fair Market Value of a share of Grainger common stock on the date the SAR was issued, or, if the SAR is related to an Option, the per-share exercise price of the Option and (ii) the number of shares of Grainger common stock subject to the SAR, and, if applicable, the related Option which is surrendered. Subject to the discretion of the Committee, payment of an SAR may be made (i) in cash, (ii) in shares of Grainger common stock, or (iii) in a combination of the two.

    Restricted Stock.  Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated until the time, or until the satisfaction of such other terms, conditions, and provisions, as the Committee may impose. When the period of restriction on Restricted Stock terminates, the Participant will receive unrestricted shares of Grainger common stock. Unless the Committee otherwise determines at the time of grant, Restricted Stock carries with it full voting rights and other rights as a shareholder, including rights to receive dividends and other distributions. If the dividends or other distributions are paid in shares of stock, the shares will be subject to the same forfeiture restrictions and restrictions on transferability as the Restricted Stock with respect to which they were paid.

    Phantom Stock.  Phantom Stock rights cannot be sold, transferred, pledged, assigned, or otherwise alienated until the time, or until the satisfaction of such other terms, conditions, and provisions, as the Committee may impose. Holders of Phantom Stock rights will not be deemed shareholders. Unless the Committee otherwise determines at the time of grant, holders of Phantom Stock rights will be entitled to receive dividend equivalents or cash in lieu of other distributions paid with respect to a corresponding number of shares of Grainger stock. At the time of the grant, the Committee may provide for payment in respect of Phantom Stock rights (i) in cash, (ii) in shares of Grainger common stock, (iii) in a combination of the two, or (iv) in any other manner not inconsistent with the Plan.

    Shares of Stock.  Shares of Stock may be granted in such number, upon such terms, and at such times as the Committee may determine.

    Other Stock-Based Awards.  The Committee may also grant Other Stock-Based Awards, including shares of Grainger common stock based on certain conditions, cash payments based on the performance of Grainger common stock, and shares of Grainger common stock in lieu of cash under other Grainger incentive or bonus programs.

    Other Benefits.  The Committee also has the authority to provide types of Awards in addition to those specifically listed utilizing shares of Grainger common stock, cash, or a combination of the two, if the Committee believes that the Awards would further the purposes for which the Plan was established.

    The Committee, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of the other company or otherwise. This can be accomplished by either (i) granting an Award in substitution of the other company's award or (ii) assuming the other company's award as if it had been granted under the Plan if the terms of the assumed award could be applied to an Award granted under the Plan. In either case, the exercise price and the number of shares covered by options will be adjusted pursuant to Section 424(a) of the Internal Revenue Code of 1986, as amended.

Other Features

    Effect of Termination of Employment; Vesting.  The termination of a Participant's employment will have the following effects on Awards granted to the Participant:

    Retirement, Death or Disability.  Unless otherwise determined by the Committee at the time of grant, if a Participant's employment is terminated due to retirement, death or disability, any Option or SAR granted to the Participant which is then outstanding may be exercised at any time prior to the expiration of the term of the Option or SAR or within six years following the Participant's termination of employment, whichever period is shorter. If the Participant retires, any Restricted Stock, Phantom Stock rights, or other Award then outstanding for which any restriction has not lapsed prior to the effective date of retirement will be forfeited. In the event of the Participant's death or disability, any Restricted Stock, Phantom Stock rights, or other Award then outstanding will become nonforfeitable and will become transferable or payable as though any restriction had expired.

    Misconduct.  If a Participant's employment terminates by reason of the Participant's misconduct, any outstanding Option or SAR will cease to be exercisable on the date of the Participant's termination of employment and any Restricted Stock, Phantom Stock rights, or other Award then outstanding for which any restriction has not lapsed prior to the date of termination of employment will be forfeited.

    Other.  If a Participant's employment terminates for any reason other than retirement, death, disability, or misconduct, any Option or SAR granted to the Participant which is then outstanding and exercisable may, unless otherwise determined by the Committee, be exercised by the Participant at any time prior to the expiration date of the term of the Option or SAR or within three months following the Participant's termination of employment, whichever period is shorter. Any Restricted Stock, Phantom Stock rights, or other Award then outstanding for which any restriction has not lapsed prior to the date of termination of employment will be forfeited.

    Re-usage and Adjustments.  If shares of Grainger common stock otherwise deliverable in connection with Awards are not delivered by reason of expirations, terminations, surrenders, cancellations, forfeitures, or payments in or retentions of shares of Grainger common stock, those shares shall again be available for Awards. In addition, the Committee shall have the authority to make appropriate adjustments to the maximum number of shares of Grainger common stock that could be delivered and to outstanding Awards to reflect stock dividends, stock splits, and similar changes in capitalization.

    Effect of Change in Control.  In the event of a "change in control" of Grainger, as defined, then, unless otherwise provided in the Agreement relating to a particular Award, a Participant's Restricted Stock that was forfeitable shall become nonforfeitable, and any unexercised Option or SAR shall become fully exercisable.

    Effect of Disposition of Facility or Operating Unit.  If Grainger closes or disposes of a facility or operating unit or sells or otherwise disposes of a Subsidiary, then, with respect to Awards held by Participants employed at the facility, unit, or Subsidiary, the Committee may but need not (i) accelerate the exercisability of the Awards, (ii) remove any restrictions applicable to the Awards, and (iii) extend for up to five years the period during which the Awards may be exercised.

    Nontransferability.  Unless otherwise determined at the time of grant, Awards are not transferable other than by will or the laws of descent and distribution.

    Withholding Tax.  Grainger may withhold cash or shares of Grainger common stock in payment of any taxes required to be withheld by reason of Awards. Unless otherwise determined by the Committee, a Participant may direct Grainger to retain shares of Grainger common stock otherwise deliverable to the Participant in satisfaction of withholding tax obligations resulting from the Award.

Federal Income Tax Consequences

    Grainger believes that under existing federal income tax laws, the grant of Options, SARs, Restricted Stock, and Phantom Stock generally will create no tax consequences for a Participant or Grainger. A Participant must generally recognize ordinary income (i) equal to the difference between the exercise price and the Fair Market Value of the shares of Grainger common stock received on the date of exercise of an Option, (ii) equal to the cash received or the Fair Market Value of the shares of Grainger common stock received on the date of exercise of an SAR, (iii) equal to the Fair Market Value of Restricted Stock at the time the restrictions expire, and (iv) equal to the cash or the Fair Market Value of the shares of Grainger common stock received pursuant to an exercise of Phantom Stock rights. If a Participant makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, however, a Participant will be taxed on the Fair Market Value of Restricted Stock at the time of grant. Grainger will generally be entitled to deductions to the extent that Participants recognize ordinary income upon the exercise of Options or SARs or upon the distribution or vesting of Restricted Stock or Phantom Stock. The Plan has been designed so that the ordinary income recognized by Participants upon the exercise of Options or SARs would be "performance-based" compensation and, accordingly, not be subject to the limit on deductibility imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended. Special tax rules and elections apply under certain circumstances which may affect the timing and measurement of income recognized in connection with Awards.

Amendment and Termination

    Grainger's Board of Directors may amend or terminate the Plan at any time. No amendment without shareholder approval, however, may increase the number of shares of Grainger common stock deliverable, decrease the minimum per-share Option or SAR price, or permit employees of Grainger or a Subsidiary to serve on the Committee. No amendment or termination, however, may impair the rights of a Participant with respect to Awards granted before the date of amendment or termination without the consent of the Participant.

    The Board recommends a vote FOR the proposal to approve the 2001 Long Term Stock Incentive Plan.

    Approval of the proposal requires the affirmative votes of a majority of the shares of Grainger common stock represented in person or by proxy at the meeting. Broker non-votes and abstentions will have the same effect as votes against the proposal.

Appendix A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD

    The Audit Committee shall be comprised solely of at least three outside independent members of the Board who shall be elected annually at the April meeting of the Board. Members of the Committee will be considered independent if they have no relationship with the Company that could interfere with their independence from Management and the Company. All members of the Committee will be financially literate, and at least one member will have accounting or related financial management expertise.

I.
General Responsibilities of the Committee:

A.
The Committee shall review and monitor the activities of the external and internal auditing functions with respect to the adequacy of the Company's internal controls and the propriety of publicly reported financial disclosures.

B.
The Committee shall have oversight responsibility for the activities of the Company relative to the W.W. Grainger, Inc. Employees Profit Sharing Plan and Trust and other ERISA plans/trusts sponsored by the Company and/or any of its subsidiaries that involve the investment of funds by fiduciaries for the benefit of employees (collectively, "Company Plans").

C.
The Committee shall communicate matters of significance and make recommendations to the Board, as appropriate.

II.
Specific Responsibilities of the Committee:

A.
Review and reassess the adequacy of this Charter annually or as conditions dictate and submit any proposed changes to the Charter for Board approval. Publish the Charter at least every three years in accordance with the Securities and Exchange Commission (SEC) regulations.

B.
Recommend to the Board the firm to be employed by the Company as its external auditors.

C.
Recommend to the Board the replacement of the external auditors, if appropriate.

D.
Instruct the external auditors that the Board and the Audit Committee, as representatives of the shareholders, are the external auditors' client.

E.
Evaluate the independence of the external auditors. This evaluation will include a review of planned and incurred non-audit services and related fees of the external auditors to determine if these services have the potential to affect independence. Annually obtain a written statement from the external auditors delineating all relationships between the external auditors and the Company and evaluate the impact of any disclosed relationships on the external auditors' objectivity and independence.

F.
Prior to the external auditors' annual examination, review the external auditors' plan, scope of activities, and related fees, including any areas to which either the Committee, the internal auditors, or the external auditors believe special attention should be directed.

G.
Review, in consultation with the Company's external auditors, the results of the annual audit, giving specific attention to the following:

1.
Adequacy of internal controls and compliance with the Foreign Corrupt Practices Act;

A-1

    2.
    Unusual, improper, or illegal transactions;

    3.
    Change in accounting, legal, or other regulatory requirements which will or could significantly affect the Company;

    4.
    All proposed adjustments of the external auditors not recorded by the Company;

    5.
    Any significant differences in the interpretation of Generally Accepted Accounting Principles (GAAP) between the Company and the external auditors, as well as any areas where alternative applications of GAAP could have a material effect on the financial statements;

    6.
    Any significant business or financial risks facing the Company; and

    7.
    Any significant change in proposed fees versus fee costs incurred.

  H.
  Consult periodically, no less than three times each year, either jointly or separately, with the Company's internal auditors and external auditors (out of the presence of Management) with regard to the adequacy of internal accounting controls and any other matters they believe should be discussed privately.

  I.
  Review, with the Company's internal auditors, its budget and staffing, audit plan, the examinations completed from time to time, including Management's responses, and any areas to which either the Committee or the internal auditors believe additional or special attention should be directed.

  J.
  At least annually, review significant legal issues with the Company's counsel.

  K.
  Prepare a report to shareholders as required by the SEC to be included in the Company's annual proxy statement.

  L.
  Review and monitor the Company's compliance with its Business Conduct Guidelines.

  M.
  Review and make recommendations to the Board of Directors concerning:

  1.
  Amendments or other proposals relative to Company Plans that involve investment of assets, appointment of trustees and investment managers, and other matters relative to management of the assets of Company Plans, subject to coordination with the Compensation Committee of the Board where appropriate; and

  2.
  Appointment of members of the Profit Sharing Trust Committee.

  N.
  Review on a periodic basis and report to the Board of Directors at least annually, concerning:

  1.
  The allocation of assets of Company Plans among various asset classes (e.g., domestic stocks, international stocks, short-term bonds, long-term bonds, etc.);

  2.
  The investment performance of the assets of Company Plans, including performance comparisons with appropriate benchmarks;

  3.
  Investment guidelines and other matters of investment policy relative to Company Plans; and

  4.
  The hiring, dismissal, or retention of investment managers.

III.
The Committee shall meet at least three times annually or as needed to discharge the general and specific responsibilities enumerated above.

A-2

Appendix B

W.W. GRAINGER, INC.

2001 LONG TERM STOCK INCENTIVE PLAN

Section 1.  Objective.

    The objective of the 2001 Long Term Stock Incentive Plan (the "Plan") is to attract and retain highly qualified executives and other employees, to advance the interests of the Company by giving Employees a stake in the Company's future growth and success, and to strengthen the alignment of interests between Employees and the Company's shareholders through the ownership of shares of the Company's Common Stock.

Section 2.  Definitions.

    2.1.  General Definitions.  The following words and phrases, when used herein, shall have the following meanings:

      (a)  "Act"—The Securities Exchange Act of 1934, as amended.

      (b)  "Award"—The grant of any Option, Stock Appreciation Right, Share of Restricted Stock, Share of Phantom Stock, Share of Stock, Other Stock-Based Award, or any combination thereof.

      (c)  "Board"—The Board of Directors of the Company.

      (d)  "Change in Control"—Any one or more of the following events:

          (i) approval by the shareholders of the Company of:

          (A) any merger, reorganization or consolidation of the Company or any Subsidiary with or into any corporation or other Person if Persons who were the beneficial owners (as such term is used in Rule 13d-3 under the Act) of Common Stock and securities of the Company entitled to vote generally in the election of directors ("Voting Securities") immediately before such merger, reorganization or consolidation are not, immediately thereafter, the beneficial owners, directly or indirectly, of at least 60% of the then-outstanding common shares and the combined voting power of the then-outstanding Voting Securities ("Voting Power") of the corporation or other Person surviving or resulting from such merger, reorganization or consolidation (or the parent corporation thereof) in substantially the same respective proportions as their beneficial ownership, immediately before the consummation of such merger, reorganization or consolidation, of the then-outstanding Common Stock and Voting Power of the Company;

          (B) the sale or other disposition of all or substantially all of the consolidated assets of the Company, other than a sale or other disposition by the Company of all or substantially all of its consolidated assets to an entity of which at least 60% of the common shares and the Voting Power outstanding immediately after such sale or other disposition are then beneficially owned (as such term is used in Rule 13d-3 under the Act) by shareholders of the Company in substantially the same respective proportions as their beneficial ownership of Common Stock and Voting Power of the Company immediately before the consummation of such sale or other disposition; or

          (C) a liquidation or dissolution of the Company;

    provided, however, that if the consummation of an event described in this paragraph (i) (a "Transaction") is subject to an Other Party Approval Requirement (as defined below), the approval of such Transaction by the shareholders of the Company shall not be deemed a Change in Control until the first date on which such Other Party Approval Requirement has been satisfied. For this purpose, "Other Party Approval Requirement" means a requirement expressly set forth in a Transaction Agreement (as defined below) between the Company and another Person to the effect that such Person shall obtain the approval of one or more elements of the Transaction by the stockholders, members, partners, or other holders of equity interests of such Person (or of a parent of such Person) prior to the consummation of such Transaction in order to comply with the mandatory provisions of (x) the law of the jurisdiction of the incorporation or organization of such Person (or its parent) or (y) the articles of incorporation or other charter or organizational documents of such Person (or its parent) that are applicable to such Transaction. For this purpose, "Transaction Agreement" means a written agreement that sets forth the terms and conditions of the Transaction;

         (ii) the following individuals cease for any reason to constitute a majority of the directors of the Company then serving: individuals who, on the Effective Date, constitute the Board and any subsequently appointed or elected director of the Company (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds of the Company's directors then in office whose appointment, election or nomination for election was previously so approved or recommended or who were directors on the Effective Date; or

        (iii) the acquisition or holding by any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act, other than by any Exempt Person (as such term is defined below), the Company, any Subsidiary, any employee benefit plan of the Company or a Subsidiary) of beneficial ownership (within the meaning of Rule 13d-3 under the Act) of 20% or more of either the Company's then-outstanding Common Stock or Voting Power; provided that:

          (A) no such person, entity or group shall be deemed to own beneficially any securities held by the Company or a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary;

          (B) no Change in Control shall be deemed to have occurred solely by reason of any such acquisition if both (x) after giving effect to such acquisition, such person, entity or group has beneficial ownership of less than 30% of the then-outstanding Common Stock and Voting Power of the Company and (y) prior to such acquisition, at least two-thirds of the directors described in (and not excluded from) paragraph (ii) of this definition vote to adopt a resolution of the Board to the specific effect that such acquisition shall not be deemed a Change in Control; and

          (C) no Change in Control shall be deemed to have occurred solely by reason of any such acquisition or holding in connection with any merger, reorganization or consolidation of the Company or any Subsidiary which is not a Change in Control within the meaning of paragraph (i)(A) above.

  Notwithstanding the occurrence of any of the events specified in paragraphs (i), (ii) or (iii) of this definition, no Change in Control shall occur with respect to any Participant if (x) the event which otherwise would be a Change in Control (or the transaction which resulted in such event) was initiated by such Participant, or was discussed by him with any third party, without the approval of the Board with respect to such Participant's initiation or discussion, as applicable, or (y) such Participant is, by written agreement, a participant on his own behalf in a transaction in which the persons (or their affiliates) with whom such Participant has the written agreement cause the Change in Control to occur and, pursuant to the written agreement, such Participant has an equity interest (or a right to acquire such equity interest) in the resulting entity.

      (e)  "Code"—The Internal Revenue Code of 1986, as amended, including the regulations thereunder, as amended from time to time.

      (f)  "Committee"—The Compensation Committee of the Board or such other Committee of the Board appointed by the Board to administer the Plan. No Employee may serve as a member of the Committee. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

      (g)  "Common Stock"—The shares of common stock of the Company, and any shares into which such shares are converted, changed or reclassified.

      (h)  "Company"—W.W. Grainger, Inc., an Illinois corporation.

      (i)  "Disability" or "Disabled"—A Participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted for a continuous period of not less than twelve (12) months.

      (j)  "Effective Date"—The date the Plan is approved by the Company's shareholders.

      (k)  "Employee"—Any person designated as an employee of the Company or a Subsidiary on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company or a Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company or a Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company or a Subsidiary during such period.

      (l)  "Exempt Person"—Any one or more of the following:

          (i) any descendant of W.W. Grainger (deceased) or any spouse, widow or widower of any such descendant (any such descendants, spouses, widows and widowers collectively defined as the "Grainger Family Members");

         (ii) any descendant of E.O. Slavik (deceased) or any spouse, widow or widower of any such descendant (any such descendants, spouses, widows and widowers collectively defined as the "Slavik Family Members" and with the Grainger Family Members collectively defined as the "Family Members");

        (iii) any trust which is in existence on the Effective Date and which has been established by one or more Grainger Family Members, any estate of a Grainger Family Member who died on or before the Effective Date, and The Grainger Foundation (such trusts, estates and named entity collectively defined as the "Grainger Family Entities");

         (iv) any trust which is in existence on the Effective Date and which has been established by one or more Slavik Family Members, any estate of a Slavik Family Member who died on or before the Effective Date, Mark IV Capital, Inc., and Mountain Capital Corporation (such trusts, estates and named entities collectively defined as the "Slavik Family Entities" and with the Grainger Family Entities collectively defined as the "Existing Family Entities");

         (v) any estate of a Family Member who dies after the Effective Date or any trust established after the Effective Date by one or more Family Members or Existing Family Entities; provided that one or more Family Members, Existing Family Entities or charitable organizations which qualify as exempt organizations under Section 501(c) of the Code ("Charitable Organizations"), collectively, are the beneficiaries of at least 50% of the actuarially determined beneficial interests in such estate or trust;

         (vi) any Charitable Organization which is established by one or more Family Members or Existing Family Entities (a "Family Charitable Organization");

        (vii) any corporation of which a majority of the voting power and a majority of the equity interest is held, directly or indirectly, by or for the benefit of one or more Family Members, Existing Family Entities, estates or trusts described in clause (v) above, or Family Charitable Organizations; or

       (viii) any partnership or other entity or arrangement of which a majority of the voting interest and a majority of the economic interest is held, directly or indirectly, by or for the benefit of one or more Family Members, Existing Family Entities, estates or trusts described in clause (v) above, or Family Charitable Organizations.

      (m) "Fair Market Value"—The closing price of a share of Common Stock as reported in the Composite Tape for New York Stock Exchange listed stocks or any other national stock exchange or national market system on which the Common Stock is then traded, on the last day on which a trade occurred preceding the relevant date, or as otherwise determined by the Committee.

      (n)  "Option"—The right to purchase a specified number of shares of Common Stock at a stated price for a specified period of time. For purposes of the Plan, the option is a non-qualified stock option.

      (o)  "Other Stock-Based Award"—An award under Section 10 that is valued in whole or in part by reference to, or is otherwise based on, the Common Stock.

      (p)  "Participant"—Any Employee designated by the Committee to participate in the Plan.

      (q)  "Person"—Any individual, corporation, partnership, limited liability company, sole proprietorship, trust or other entity.

      (r)  "Period of Restriction"—The period during which Shares of Restricted Stock or Phantom Stock rights are subject to forfeiture or restrictions on transfer pursuant to Section 8 of the Plan.

      (s)  "Phantom Stock"—A right to receive payment from the Company in cash, stock, or any combination thereof, in an amount determined by the Fair Market Value of the Common Stock.

      (t)  "Restricted Stock"—Shares granted to a Participant which are subject to restrictions on transferability pursuant to Section 8 of the Plan.

      (u)  "Shares"—Shares of Common Stock.

      (v)  "Stock"—An Award of Shares granted under Section 9 of the Plan.

      (w) "Stock Appreciation Right" or "SAR"—The right to receive a payment from the Company in cash, Common Stock, or any combination thereof, equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over a specified price fixed by the Committee, but subject to such maximum amounts as the Committee may impose.

      (x)  "Subsidiary"—Any corporation, partnership, joint venture, limited liability company, or other entity in which the Company or any successor to the Company directly or indirectly owns securities representing a majority of the aggregate voting power or profits interest.

    2.2.  Other Definitions.  In addition to the above definitions, certain words and phrases used in the Plan or any certificate, notice or agreement evidencing an Award may be defined elsewhere in the Plan or in such certificate, notice or agreement.

Section 3.  Shares Subject to the Plan.

    3.1.  Number of Shares Available for Awards.  Subject to the provisions of Section 3.3, the number of Shares deliverable under the Plan may not exceed 6,000,000 Shares, provided, however, that the number of Shares of Stock and Shares of Restricted Stock delivered under the Plan other than with respect to grants of Options or SARs may not exceed 10% of the total. Notwithstanding the foregoing, the total number of Shares with respect to which Options or Stock Appreciation Rights may be granted to any Participant shall not exceed 600,000 Shares (proportionately adjusted pursuant to Section 3.3) in any calendar year.

    3.2.  Re-usage.  If an Option or SAR expires or is terminated, surrendered, or canceled without having been fully exercised, if Restricted Stock is forfeited, if Shares otherwise deliverable upon (i) exercise of Options, (ii) exercise of SARs, or (iii) vesting of Restricted Stock, are not delivered by reason of payments of the Option exercise price pursuant to Section 6.5(b) hereunder or withholdings of Shares in satisfaction of tax obligations under Section 15.3 hereunder, or if any other grant results in any Shares not being delivered, the Shares covered by such Option, SAR, grant of Restricted Stock or other grant, or not so delivered, as the case may be, shall again be available for Awards under the Plan.

    3.3.  Adjustments.  Subject to Section 5.3, in the event of any change in the outstanding Common Stock by reason of a stock split, stock dividend, combination, reclassification or exchange of Shares, recapitalization, merger, consolidation or other similar event, the number of SARs and the number of Shares available for Options, grants of Restricted Stock, and Other Stock-Based Awards and the number of Shares subject to outstanding Options, SARs, grants of Restricted Stock, and Other Stock-Based Awards, and the price thereof, and the Fair Market Value, as applicable, shall be appropriately adjusted by the Committee in its sole discretion and any such adjustment shall be binding and conclusive on all parties. Any fractional Shares resulting from any such adjustment shall be disregarded.

Section 4.  Eligibility and Participation.

    The Committee may grant an Award only to an Employee who is actively employed by the Company or any Subsidiary on the date the Award is made. The granting of Awards under the terms of this Plan is made at the discretion of the Committee and does not entitle a Participant to receive future Awards. The adoption of this Plan shall not be deemed to give any Employee any right to be granted an Award, except to the extent as may be determined by the Committee.

Section 5.  Administration.

    5.1.  Committee.  The Plan and all Awards granted pursuant hereto shall be administered by the Committee, which has sole and absolute discretion with respect to all decisions and determinations pertaining thereto. The members of the Committee shall be appointed by and shall serve at the pleasure of the Board, which may from time to time change the Committee's membership.

    5.2.  Authority.  The Committee shall have the sole and complete authority to:

      (a)  determine the individuals to whom Awards are granted, the type and amounts of awards to be granted and the time of all such grants;

      (b)  determine the terms, conditions and provisions of, and restrictions relating to, each Award granted;

      (c)  interpret and construe the Plan and all Awards and any certificates, notices or agreements relating thereto;

      (d)  prescribe, amend and rescind rules, guidelines and regulations relating to the Plan;

      (e)  determine the content and form of all certificates, notices and agreements relating to Awards;

      (f)  determine all questions relating to Awards under the Plan;

      (g)  maintain accounts, records and ledgers relating to Awards;

      (h)  maintain records concerning its decisions and proceedings;

      (i)  employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and

      (j)  do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

    5.3.  Additional Terms.  The Committee may: (i) modify or restrict exercise procedures and any other Plan procedures; (ii) establish local country plans as subplans to this Plan, each of which may be attached as an Appendix hereto and to the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States under such a subplan, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside the United States; (iii) take any action, before or after an Award is made, which it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals; provided that the Committee may not take any action hereunder which would violate any securities law or any governing statute; and (iv) in the event of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, or other extraordinary corporate transaction, the Committee may, in such manner and to such extent (if any) as it deems appropriate and equitable make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards of the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of such event.

    5.4.  Delegation.  The Committee may delegate to appropriate senior officers of the Company, or such other persons or committees as it deems appropriate, its duties under the Plan pursuant to such conditions and limitations as the Committee may establish.

    5.5.  Determinations.  All determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons. Neither the Committee nor the Board, nor any member of the Committee or the Board or anyone acting at the direction of the Committee or the Board, shall be liable for any action or determination made hereunder in good faith.

Section 6.  Stock Options.

    6.1.  Type of Option.  It is intended that only non-qualified stock options may be granted by the Committee under this Section 6 of the Plan.

    6.2.  Grant of Option.  An Option may be granted to Participants at such time or times as shall be determined by the Committee. Each Option shall be evidenced by a certificate, notice or agreement that shall specify the exercise price, the duration of the Option, the number of Shares to which the Option applies, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

    6.3.  Option Price.  The per-share Option price shall be at least 100% of the Fair Market Value at the time the Option is granted.

    6.4.  Exercise of Options.  Options awarded under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service after the grant, as the Committee may impose, which need not be uniform for all participants; provided, however, that no Option shall be exercisable for more than ten (10) years after the date on which it is granted.

    6.5.  Payment.  The Committee shall determine the procedures governing the exercise of Options, and shall require that the per-share option price be paid in full at the time of exercise. The per-share option price shall be payable in full either: (a) in cash or its equivalent (acceptable cash equivalents shall be determined by the Committee); (b) unless otherwise determined by the Committee, by tendering previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total option exercise price (provided that the shares of Common Stock which are tendered must have been held by the Participant for at least six (6) months prior to their tender); (c) unless otherwise determined by the Committee, pursuant to a "cashless exercise" procedure, as permitted under United States Federal Reserve Board's Regulation T, subject to securities law restrictions; (d) by a combination of (a), (b) and (c); or (e) by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

    6.6.  Rights as a Shareholder.  Until the exercise of an Option and the delivery of the Shares in respect thereof, a Participant shall have no rights as a Shareholder with respect to the Shares covered by such Option.

Section 7.  Stock Appreciation Rights.

    7.1.  Grant of Stock Appreciation Rights.  Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee and shall be subject to such terms and conditions as the Committee may decide. A grant of an SAR shall be made pursuant to a certificate, notice or agreement containing such provisions not inconsistent with the Plan as the Committee shall approve.

    7.2.  Exercise of SARs.  SARs may be exercised at such times and subject to such conditions, including the performance of a minimum period of service, as the Committee shall impose. SARs that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise an equivalent number of Shares under the related Option and may be exercised only with respect to the Shares for which the related Option is then exercisable. Notwithstanding any other provision of the Plan, the Committee may impose conditions on the exercise of an SAR, including, without limitation, the right of the Committee to limit the time of exercise to specified periods.

    7.3.  Payment of SAR Amount.  Upon exercise of an SAR, the Participant shall be entitled to receive payment of an amount determined by multiplying:

      (a)  any increase in the Fair Market Value of a Share at the date of exercise over the Fair Market Value of a Share at the date of grant, by

      (b)  the number of Shares with respect to which the SAR is exercised;

provided, however, that at the time of grant, the Committee may establish, in its sole discretion, a maximum amount per Share which will be payable upon exercise of an SAR.

    7.4.  Method of Payment.  Subject to the discretion of the Committee, which may be exercised at the time of grant, the time of payment, or any other time, payment of an SAR may be made in cash, Shares or any combination thereof.

Section 8.  Restricted Stock or Phantom Stock.

    8.1.  Grant of Restricted Stock or Phantom Stock.  The Committee may grant Shares of Restricted Stock or Phantom Stock rights to such Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. Each grant of Restricted Stock or Phantom Stock rights shall be evidenced by a certificate, notice or agreement setting forth the terms of such Award.

    8.2.  Restrictions on Transferability.  Restricted Stock or Phantom Stock rights may not be sold, transferred, pledged, assigned, or otherwise alienated until such time, or until the satisfaction of such conditions as shall be determined by the Committee (including without limitation, the satisfaction of performance goals or the occurrence of such events as shall be determined by the Committee). At the end of the period of restriction applicable to any Restricted Stock, such Shares will be transferred to the Participant free of all restrictions.

    8.3.  Rights as a Shareholder.  Unless otherwise determined by the Committee at the time of grant, Participants holding Restricted Stock granted hereunder may exercise full voting rights and other rights as a Shareholder with respect to those Shares during the period of restriction. Holders of Phantom Stock rights shall not be deemed Shareholders and, except to the extent provided in accordance with the Plan, shall have no rights related to any Shares.

    8.4.  Dividends and Other Distributions.  Unless otherwise determined by the Committee at the time of grant, Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those Shares, provided that if any such dividends or distributions are paid in shares of stock, such shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Restricted Stock with respect to which they were paid. Unless otherwise determined by the Committee at the time of grant, Participants holding Phantom Stock rights shall be entitled to receive cash payments equal to any cash dividends and other distributions paid with respect to a corresponding number of Shares.

    8.5.  Payment of Phantom Stock Rights.  The Committee may, at the time of grant, provide for other methods of payment in respect of Phantom Stock rights in cash, Shares, partially in cash and partially in Shares, or in any other manner not inconsistent with this Plan.

Section 9.  Awards of Stock.

    Subject to the provisions of the Plan, Shares of Stock may be awarded to Participants in such number, upon such terms, and at such time or times as the Committee shall determine in its discretion. Each grant of Stock may be evidenced by a certificate, notice or agreement setting forth the terms of such Award.

Section 10.  Other Stock-Based Awards and Other Benefits.

    10.1.  Other Stock-Based Awards.  The Committee shall have the right to grant Other Stock-Based Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on the performance of the Common Stock, and the payment of Shares in lieu of cash under other Company incentive or bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

    10.2.  Other Benefits.  The Committee shall have the right to provide types of Awards under the Plan in addition to those specifically listed utilizing shares of stock or cash, or a combination thereof, if the Committee believes that such Awards would further the purposes for which the Plan was established. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

    10.3.  Substitution or Assumption of Awards.  The Committee, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company's award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged, except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted pursuant to section 424(a) of the Code, notwithstanding other provisions of the Plan. In the event the Company elects to grant a new Award rather than assuming an existing option, such new Award may be granted with a similarly adjusted exercise price.

Section 11.  Amendment, Modification, and Termination of Plan.

    Subject to the terms of the Plan, the Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan, except that no amendment or modification by the Board without shareholder approval shall increase the number of Shares available for delivery under the Plan, decrease the minimum per-share Option or SAR price or permit Employees to serve on the Committee. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan to a Participant without the consent of such Participant.

Section 12.  Termination of Employment.

    12.1.  Termination of Employment Due to Retirement.  Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of retirement, any Option or SAR granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of the Option or SAR or within six (6) years following the Participant's termination of employment, whichever period is shorter, and any Restricted Stock, Phantom Stock rights, or other Award then outstanding for which any restriction has not lapsed prior to the effective date of retirement shall be forfeited.

    12.2.  Termination of Employment Due to Death or Disability.  Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment is terminated by reason of death or Disability, any Option or SAR granted to such Participant which is then outstanding may be exercised by the Participant or the Participant's legal representative at any time prior to the expiration date of the term of the Option or SAR or within six (6) years following the Participant's termination of employment, whichever period is shorter, and any Restricted Stock, Phantom Stock rights, or other Award then outstanding shall become nonforfeitable and shall become transferable or payable, as the case may be, as though any restriction had expired.

    12.3.  Termination of Employment for Any Other Reason.  Unless otherwise determined by the Committee, whether at the time of grant or thereafter, in the event the employment of the Participant shall terminate for any reason other than misconduct or one described in Section 12.1 or 12.2, any Option or SAR granted to such Participant which is then outstanding may be exercised by the Participant at any time prior to the expiration date of the term of the Option or SAR or within three (3) months following the Participant's termination of employment, whichever period is shorter; any Restricted Stock, Phantom Stock rights, or other Award then outstanding for which any restriction has not lapsed prior to the date of termination of employment shall be forfeited upon termination of employment. If the employment of a Participant is terminated by the Company or a Subsidiary by reason of the Participant's misconduct, any outstanding Option or SAR shall terminate and cease to be exercisable on the date of the Participant's termination of employment; any Restricted Stock, Phantom Stock rights, or other Award then outstanding for which any restriction has not lapsed prior to the date of termination of employment shall be forfeited upon termination of employment. As used herein, "misconduct" means that the Participant has engaged, or intends to engage, in competition with the Company or a Subsidiary, has induced any customer of the Company or a Subsidiary to breach any contract with the Company or a Subsidiary, has made any unauthorized disclosure of any of the trade secrets or confidential information of the Company or a Subsidiary, has committed an act of embezzlement, fraud, or theft with respect to the property of the Company or a Subsidiary, or has deliberately disregarded the rules of the Company or a Subsidiary in such a manner as to cause any loss, damage, or injury to, or otherwise endanger the property, reputation, or employees of the Company or a Subsidiary. The Committee shall determine whether a Participant's employment is terminated by reason of misconduct.

    12.4.  Accrual of Right at Date of Termination.  The Participant shall have the right to exercise an Option or SAR as indicated in Section 12.3 only to the extent the Participant's right to exercise such Option or SAR had accrued at the date of termination of employment pursuant to the terms of the Award and had not previously been exercised.

Section 13.  Change in Control.

    Except as otherwise provided at the time of grant in the certificate, notice or agreement relating to a particular Award, if a Change in Control occurs, then:

      (i)  the Participant's Restricted Stock, Phantom Stock, or Other Stock-Based Awards that were forfeitable shall thereupon become nonforfeitable; and

      (ii)  any unexercised Option or SAR, whether or not exercisable on the date of such Change in Control, shall thereupon be fully exercisable and may be exercised, in whole or in part.

Section 14.  Effect of Disposition of Facility or Operating Unit.

    In the event that the Company or any of its Subsidiaries closes or disposes of the facility at which a Participant is located or the Company or any of its Subsidiaries diminish or eliminate ownership interests in any operating unit of the Company or any of its Subsidiaries so that such operating unit ceases to be majority owned by the Company or any of its Subsidiaries, then, with respect to Awards held by Participants who subsequent to such event will not be employees of the Company or any of its Subsidiaries, the Committee may (i) accelerate the exercisability of Awards to the extent not yet otherwise exercisable or remove any restrictions applicable to any Awards and (ii) extend the period during which Awards will be exercisable to a date subsequent to the date when such Awards would otherwise have expired by reason of the termination of such Participant's employment with the Company or any of its Subsidiaries (but in no event to a date later than the expiration date of the Awards or the fifth anniversary of the transaction in which such facility closes or operating unit ceases). If the Committee takes no special action with respect to any disposition of a facility or an operating unit, then any cessation of employment resulting from such disposition will be treated as an ordinary cessation of employment as described in Section 12.

Section 15.  Miscellaneous Provisions.

    15.1.  Non-transferability of Awards.  Unless otherwise determined by the Committee at the time of grant, and except as provided in Section 12, no Award granted under the Plan shall be assignable, transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted.

    15.2.  No Guarantee of Employment or Participation.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employment of the

Company or a Subsidiary. No employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

    15.3.  Tax Withholding.  The Company shall have the authority to withhold, or require a Participant to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan, and the Company may defer payment of cash or issuance of Shares until such requirements are satisfied. Unless otherwise determined by the Committee, a Participant may elect, subject to such conditions as the Committee may require, to have Shares otherwise deliverable under the Plan withheld by the Company and having a Fair Market Value sufficient to satisfy all or part of such requirements or, if so determined by the Committee, the Participant's estimated total federal, state, and local tax obligation associated with the transaction.

    15.4.  Governing Law.  The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or Act, shall be governed by the law of the State of Illinois and construed in accordance therewith.

    15.5.  Effectiveness of Plan.  The Plan shall become effective upon its approval by the shareholders of the Company; provided, however, that no Award requiring the delivery of Shares shall be exercised or paid out unless at the time of such exercise or payout (i) such Shares are covered by a currently effective registration statement filed under the Securities Act of 1933, as amended, if one is then required, or in the sole opinion of the Company and its counsel such issuance of Shares is otherwise exempt from the registration requirements of such act, and (ii) such Shares are listed on any securities exchange upon which the Common Stock of the Company is listed.

    15.6.  Unfunded Plan.  Insofar as the Plan provides for Awards of cash, Shares, rights or a combination thereof, the Plan shall be unfunded. The Company may maintain bookkeeping accounts with respect to Participants who are entitled to Awards under the Plan, but such accounts shall be used merely for bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by interests in Awards nor shall the Plan be construed as providing for any such segregation. None of the Committee, the Company or Board shall be deemed to be a trustee of any cash, Shares or rights to Awards granted under the Plan. Any liability of the Company to any Participant with respect to an Award or any rights thereunder shall be based solely upon any contractual obligations that may be created by the Plan and any Agreement, and no obligation of the Company under the Plan shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

 Printed on recycled paper.
0945-PS-01

ZWGR2A	DETACH HERE
COMMON PROXY	W.W. GRAINGER, INC.	COMMON PROXY
100 Grainger Parkway, Lake Forest, Illinois 60045-5201
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proxy for Annual Shareholders' Meeting, April 25, 2001

    The undersigned hereby appoints David W. Grainger, Richard L. Keyser, and P. Ogden Loux, and each of them, proxies of the undersigned with full power of substitution to represent the undersigned and to vote all of the shares of the Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of W.W. Grainger, Inc. to be held on April 25, 2001 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present and voting thereat.

    A majority of said proxies or substitutes who shall be present at the meeting may exercise all powers hereunder. All proxies will be voted as specified. If no specification is made, the proxy will be voted FOR items 1, 2, and 3. If authority is given to vote for the election of directors, this proxy may be voted cumulatively for directors as set forth in the proxy statement.

SEE REVERSE SIDE	CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE	SEE REVERSE SIDE

Vote by Telephone		Vote by Internet
It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683)		It's fast, convenient, and your vote is immediately confirmed and posted.
Follow these four easy steps:		Follow these four easy steps:
1.	Read the accompanying Proxy Statement and Proxy Card.	1.	Read the accompanying Proxy Statement and Proxy Card.
2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).	2.	Go to the Website http://www.eproxyvote.com/gww
3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.	3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.
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Do not return your Proxy Card if you are voting by Telephone or Internet

ZWGR2A	DETACH HERE
/x/	Please mark votes as in this example.
MANAGEMENT RECOMMENDS A VOTE "FOR" ITEMS 1, 2, AND 3.
1. Election of Directors.							FOR	AGAINST	ABSTAIN
Nominees: (01) Brian P. Anderson, (02) Wilbur H. Gantz, (03) David W. Grainger, (04) Richard L. Keyser, (05) John W. McCarter, Jr., (06) Neil S. Novich, (07) James D. Slavik, (08) Harold B. Smith, (09) Fred L. Turner, (10) Janiece S. Webb					2.	Proposal to ratify the appointment of Grant Thornton LLP as independent auditors for the year ending December 31, 2001.	/ /	/ /	/ /
	FOR ALL NOMINEES	/ /	/ /	WITHHELD FROM ALL NOMINEES	3.	Proposal to approve the 2001 Long Term Stock Incentive Plan.	/ /	/ /	/ /
/ /					4.	In their discretion upon such other matters as may properly come before the meeting.
FOR, except vote withheld from nominees named above
					MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				/ /
					MARK HERE IF YOU PLAN TO ATTEND THE MEETING				/ /
					Please sign exactly as your name or names appear hereon. Joint owners should each sign personally. If signing in a fiduciary or representative capacity, give full title as such.
Signature:	Date:	Signature:	Date:

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W.W. GRAINGER, INC. 100 Grainger Parkway, Lake Forest, Illinois 60045-5201 (847) 535-1000
W.W. GRAINGER, INC. 100 Grainger Parkway, Lake Forest, Illinois 60045-5201 (847) 535-1000
Table of Contents
INTRODUCTION
ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD
DIRECTOR COMPENSATION
OWNERSHIP OF GRAINGER STOCK
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
COMPANY PERFORMANCE
PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL TO APPROVE THE 2001 LONG TERM STOCK INCENTIVE PLAN
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD
W.W. GRAINGER, INC. 2001 LONG TERM STOCK INCENTIVE PLAN